UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 29, 2021

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(888) 928-1312

 (Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio, Inc. is referred to herein as “Renavotio”, “we”, “our”, or “us”.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINTIIVE AGREEMENT

Securities Purchase Agreement with Tysado Partners, LLC

On January 29, 2021, we, as the Seller, entered into a Securities Purchase Agreement with Tysadco Partners, LLC,  a Delaware Limited Liability Company (the “Purchaser), whereby we sold  4,000,000 of our Common Stock Shares to the Purchaser for the Purchase Price of $220,000 five and one-half cents per share.

Corporate Development Advisory Agreement with ClearThink Capital/Tysado Partners

On February 1, 2021, we entered into a Corporate Development Advisory Agreement with ClearThink Capital and its affiliate, Tysado Partners, LLC  (“Consultant”), for the  Consultant to provide various consulting services to us to increase awareness and visibility of the investment community, including developing and implementing an ongoing stock market support system, drafting and distributing our press release, social media engagement, corporate profiles, and providing public market oversight.  We shall compensate the Consultant with a monthly fee of $7,500 consisting of: (a) $2,500 cash; and (b) $5,000 of our restricted common stock shares to be issued on a quarterly basis in the name of Tysado Partners LLC based on the closing price on the last day of the preceding period.  We did not grant the Consultant registration rights and the shares may be sold pursuant to Rule 144.  At our option, any portion of the stock compensation may be  payable in cash to  us.  Should we uplist to NASDAQ or the NYSI, the monthly fee payable to the Consultant will increase to $10,000 per month, with the cash component increasing to $5,000 per month. We have the option to pay the entire monthly fee in all cash.

Marketing and Distribution Agreement with Verify Me, Inc.

On February 1, 2021, we entered into a Marketing and Distribution Agreement (the “Marketing Agreement“) with VerifyMe, Inc. (Nasdaq: VRME) (“VerifyMe”), a company that provides anti-counterfeiting and brand protection solutions. The Marketing Agreement provides that: (a) VerifyMe appoints us as non-exclusive global preferred sales representative to promote, market, distribute and sell VerifyMe products as an enhancement to our personal protection equipment products (“PPE”), including face masks, gloves, gowns, goggles, and face shields, to ensure the authenticity and origin of our PPE; (b) we will not enter into similar agreements or arrangements with any competitor of VerifyMe without its written consent; (c) VerifyMe will grant us preferential pricing of its products for incorporation into our PPE; (d) if we make a sale of PPE incorporating VerifyMe products, we will make prompt payment to VerifyMe for such products; and (e) if we facilitate a direct sale by VerifyMe of PPE incorporating VerifyMe products, VerifyMe will pay us a commission of 15% of revenue that it receives from such sale. The Marketing Agreement may be terminated on 30 days’ notice by either party.

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ITEM 9.01. EXHIBITS

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	1/29/21 Securities Purchase Agreement with Tysado Partners, LLC

10.2	2/1/21 Corporate Development Advisory Agreement with ClearThink Capital/Tysado Partners

10.3	2/1/21 Marketing and Distribution Agreement with Verify Me, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2021	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

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